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                                                                    EXHIBIT 99.1


                                               For Further Information, Contact:

                                                             Investor Relations:
                                                  Lippert/Heilshorn & Associates
                                                                   Keith Lippert
                                                                  (212) 838-3777
                                                                    Kris Otridge
                                                                  (415) 433-3777

                                                         Company Communications:
                                                              STM Wireless, Inc.
                                         Joseph Wallace, Chief Financial Officer
                                                                  (949) 753-7864
                                                          Web site: WWW.STMI.COM

         STM WIRELESS, INC. ELECTS MARK SHAHRIARY TO BOARD OF DIRECTORS

                 - BRINGS EXPERIENCE FROM TELEDESIC AND HUGHES -

     IRVINE, CALIFORNIA, February 11, 2000 - STM WIRELESS, INC. (STM), (NASDAQ NM Symbol: STMI) today announced that Mark Shahriary has been elected to its Board of Directors. Dr. Shahriary replaces Lawrence D. Lenihan, Jr., who resigned from the Board to make a position available for Dr. Shahriary. The number of members on the company's Board remains five.

     Dr. Shahriary, 55, has extensive management experience in all aspects of satellite communications, including technology, space segment design and implementation, and services. Most recently, Dr. Shahriary served as President of Teledesic LLC, a company founded by Bill Gates and Craig McCaw to offer satellite Internet access. Prior to joining Teledesic, Dr. Shahriary held numerous executive management positions during his 16-year career at Hughes Space and Communications. In his last position at Hughes, as executive vice president, he was responsible for directing the operations of the $2.5 billion company. Dr. Shahriary is the winner of the 1989 L.A. Hyland Patent Award, the highest award given at Hughes, and holds seven U.S. patents related to various communication designs. He earned his BSEE and MSEE from California State University and his Ph.D. in solid state engineering from the University of California at Los Angeles. Dr. Shahriary is also on the Board of Directors of Peregrine Semiconductor Corporation.

     Emil Youssefzadeh, President and CEO of STM Wireless, said, "We are delighted with the addition of Mark to our Board of Directors. Mark brings to the Board valuable managerial and strategic planning skills and expertise, culled from his years of

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experience in the satellite industry. I feel confident that Mark will provide us with invaluable advice and contacts as we continue to position STM to take advantage of the worldwide demand for broadband products and services."

     Youssefzadeh continued, "I would also like to thank Larry Lenihan for his contributions to the Board and wish him well in his future endeavors."

About STM Wireless, Inc.
------------------------

STM Wireless, Inc., headquartered in Irvine, California, is a provider of satellite communications equipment solutions for IP based networking, telephony and data applications including broadband and Internet access products, and integrated wireless local loop systems, with equipment installed in over 90 countries.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of
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1995:
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This document contains forward-looking statements within the meaning of Section
27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, from time to time, STM Wireless, Inc. or its representatives have made or may make forward-looking statements, orally or in writing. The words "estimate", "project", "potential", "intended", "expect", "believe" and similar expressions or words are intended to identify forward-looking statements. Such forward-looking statements may be included in, but are not limited to, various filings made by the Company with the Securities and Exchange Commission, press releases or oral statements made with the approval of an authorized executive officer of the company. Actual results could differ materially from those projected or suggested in any forward-looking statements as a result of a wide variety of factors and conditions. As discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 1998, and its Form 10-Qs for the first, second and third quarters of fiscal 1999, the Company's future operating results are uncertain and may be impacted by the following factors, among others: the long-term cycle involved in completing major contracts, particularly in foreign markets; increasing competitive pressures; general economic conditions; technological advances; financing risks; the timing of new product introductions; political and economic risks involved in foreign markets and foreign currencies; and the timing of operating and other expenditures.


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